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                                                                     Exhibit 3.4


                            ARTICLES OF INCORPORATION
                                       OF
                            LUNDY INTERNATIONAL, INC.


         The undersigned natural persons of the age of eighteen (18) years or more, do hereby incorporate a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end do hereby set forth:

         1. The name of the corporation is Lundy International, Inc.

         2. The period of duration of the corporation shall be perpetual.

         3. The purpose for which the corporation is organized is to engage in the export of agricultural products and in any other lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

         4. The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares having a par value of Ten Dollars ($10.00) per share, and the minimum amount of consideration for its shares to be received by the corporation before it shall commence business is One Hundred Dollars ($100.00).

         5. The address of the initial registered office of the corporation is Railroad Street, Clinton, Sampson County, North Carolina 28328; and the name of the initial registered agent at such address is Lewis M. Fetterman.

         6. The number of directors of the corporation may be fixed by the By-laws. The number of directors constituting the initial Board of Directors shall be five (5), and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders or until their successors are elected and qualified are:

            Name                                    Address

            Lewis M. Fetterman                      704 Raleigh Road
                                                    Clinton, N.C. 28328

            Annabelle L. Fetterman                  704 Raleigh Road
                                                    Clinton, N.C. 28328

            Lewis M. Fetterman, Jr.                 704 Raleigh Road
                                                    Clinton, N.C. 28328
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            Mabel M. Fetterman                      704 Raleigh Road
                                                    Clinton, N.C. 28328

            John T. Talton, Jr.                     605 So. Fayetteville Street
                                                    Clayton, N.C. 27520

         7. The names and addresses of the incorporators are:

            Name                                    Address

            N. A. Townsend, Jr.                     615 Oberlin Road
                                                    Raleigh, N.C. 27605

            Lacy H. Reaves                          615 Oberlin Road
                                                    Raleigh, N.C. 27605

         IN WITNESS WHEREOF, we have hereunto set our hands this 16th day of September, 1981

                                              /s/ N. A. Townsend, Jr.
                                              N. A. Townsend, Jr.

                                              /s/ Lacy H. Reaves
                                              Lacy H. Reaves


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STATE OF NORTH CAROLINA

COUNTY OF WAKE

         THIS IS TO CERTIFY, that on the 17th day of September, 1981, before me, a Notary Public, personally appeared N. A. Townsend, Jr. and Lacy H. Reaves, who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I having first made known to them the contents thereof, they did acknowledge that they signed and delivered the same as their voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this 17th day of September, 1981.

                                                     /s/ Winnie K. Haigh
                                                     Notary Public

[SEAL]

My commission expires:

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